UNITED FIRE GROUP, INC.
RESTRICTED STOCK UNIT AGREEMENT
FOR NON-EMPLOYEE DIRECTORS

1.  Grant of RSUs. United Fire Group, Inc., an Iowa corporation, hereby grants to _______ (the "Recipient"), pursuant to the Company's Non-Employee Director Stock Plan (the "Plan"), _______ RSUs (each, an "RSU" and collectively, the "RSUs"), subject to the terms and conditions of this agreement (the "Agreement") and the Plan. Except where the context otherwise requires, when used herein the term "Company" shall include United Fire Group, Inc. and all subsidiaries of United Fire Group, Inc. as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan. To the extent that any term of this Agreement conflicts or is otherwise inconsistent with any term of the Plan, as amended from time to time, the terms of the Plan shall take precedence and supersede any such conflicting or inconsistent term contained herein.

2.  Vesting and Provisions for Termination.

(a)  Vesting Schedule. Subject to the provisions of this Section 2 and Section 6, the RSUs shall vest and become "Vested Units" as follows: _______

Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to the Vest Date, and all vesting shall occur only on the Vest Date.
(b)  Continuous Director Status Required. Except as otherwise provided in this Section 2, no RSUs shall become Vested Units unless the Recipient is and has been at all times since the date of grant of the RSUs, a director of the Company. If the Recipient ceases to be a director of the Company for any reason, then any RSUs that are not Vested Units, and that do not become Vested Units pursuant to Section 6 at the time the Recipient ceases to be a director of the Company, shall be forfeited immediately and revert back to the Company without any payment to the Recipient.

(c) Settlement of RSUs. The Recipient shall receive one share of the Company's common stock, par value $0.001 per share (the "Common Stock"), for each RSU awarded hereunder that becomes a Vested Unit, free and clear of the restrictions set forth in this Agreement, except for any restrictions necessary to comply with the federal and state securities laws. The Company shall reflect the Recipient's ownership of such Common Stock in its stock records as of the date on which RSUs become Vested Units.

3.  Transfer Not Permitted. The RSUs may not be transferred, assigned, pledged, or hypothecated in any manner (whether by operation of law or otherwise). Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any RSUs, or upon any charging order, lien, garnishment, attachment or similar process upon the RSUs, the RSUs and the associated rights contemplated by this Agreement shall, at the election of the Company, become null, void, and of no further force or effect.

4.  No Right to Continuation as a Director. Nothing contained in the Plan or this Agreement shall be construed or deemed by any Person under any circumstances to bind the Company to continue the engagement of, refrain from removal of, retain, or nominate for election, Recipient as a director of the Company for the period within which the RSUs may become Vested Units.

5.  Adjustments. In the event of a reorganization, recapitalization, stock split, dividend payable in shares of Common Stock, combination of Common Stock, merger, consolidation, share exchange, acquisition of property or stock, or any change in the capital structure of the Company, the Board of Directors shall, consistent with the terms of the Plan, make such adjustments as may be appropriate, in its discretion, in the number and kind of shares awarded hereunder.

6.  Change of Control. In the event of a Change of Control, the vesting schedule set forth in Section 2(a) of this Agreement shall be accelerated such that all RSUs that are not Vested Units shall immediately vest and become Vested Units as of the date of the Change of Control.

7.  No Shareholder Rights. The RSUs awarded hereunder do not represent equity securities of the Company. Recipient shall have no rights as a shareholder of the Company, no dividend rights, and no voting rights with respect to the Common Stock underlying or issuable in respect of the RSUs, until the RSUs have vested and settlement thereof in Common Stock has been made. Except as shall be set forth in Section 5, no adjustment shall be made in respect of the RSUs for dividends or distributions or other rights in respect of any Common Stock underlying the RSUs, for which the record date is prior to the date upon which the RSUs have vested and settlement thereof in Common Stock has been made.
8.  Withholding Taxes. The Recipient acknowledges and agrees that the Recipient (and not the Company) shall be responsible for the Recipient's federal, state, local or foreign tax liability and any of the other tax consequences that may arise as a result of the transactions contemplated by this Agreement. To the extent that the receipt or settlement of the RSUs results in income to the Recipient for federal, state, or local income tax purposes, except as provided below, if the Company is obligated by law to withhold taxes in connection with such receipt, vesting, or settlement, as the case may be, the Recipient shall deliver to the Company such amount as the Company requires to meet its withholding obligation under applicable tax laws or regulations. If the Recipient fails to do so, the Company has the right and authority to deduct or withhold from other compensation payable to the Recipient an amount sufficient to satisfy its withholding obligations. The Recipient may satisfy any withholding requirement in connection with the settlement of the RSUs, in whole or in part, by electing to have the Company withhold for its own account that number of shares of Common Stock otherwise deliverable to the Recipient upon settlement having an aggregate Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that the Company must withhold in connection with the settlement of such RSUs. The Recipient's election must be irrevocable, in writing, and submitted to the Secretary of the Company before the applicable Vest Date. The Fair Market Value of any fractional share of Common Stock not used to satisfy the withholding obligation (as determined on the date the tax is determined) will be paid to the Recipient in cash. The Company's obligation to deliver Vested Units to the Recipient is subject to the Recipient's satisfaction of the foregoing requirements, if and when applicable.

9.  Miscellaneous.

(a)  Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Recipient.
(b)  All notices under this Agreement shall be mailed, delivered by hand, or delivered by electronic means to the parties pursuant to the contact information for the applicable party set forth in the records of the Company or any third-party equity plan administrator designated by the Company from time to time, or at such other address as may be designated in writing by either of the parties to the other party.

(c)  This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa.

(d)  The Recipient hereby acknowledges receipt of a copy of the Plan.
(e)  This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Date of Grant: _______
UNITED FIRE GROUP, INC.

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Date: _______
Signature: _______